UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 20, 2025

NFiniTi inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-180164

(Commission File Number)

99-0372611

(IRS Employer Identification No.)

80 W. Liberty Street, Suite 880

Reno, Nevada 89501

(Address of principal executive offices)(Zip Code)

(702) 722-0112

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2025, NFiniTi Inc. (the “Company”) issued a Convertible Promissory Note (the “Note”) to RH2 Equity Partners, a Delaware limited partnership (the “Holder”), in the principal amount of $1,000,000, subject to a 50% original issue discount, resulting in a funding amount of $500,000. The Note was issued effective as of May 20, 2025, and bears interest at a rate of 15% per annum, with the principal and accrued interest due on May 20, 2026 (the “Maturity Date”).

The Holder may convert all or part of the outstanding principal and accrued interest into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price equal to 75% of the lowest average daily trading price of the Common Stock over the previous 30 trading days prior to the conversion date. Conversions are subject to a Beneficial Ownership Limitation of 4.99% (which may be increased to 9.99% with 61 days’ notice). The Company may prepay the Note with a premium of 115% to 125%, depending on the timing of prepayment, subject to the Holder’s conversion rights during the notice period.

The Company is obligated to file a registration statement on Form S-1 within 30 days of the Note’s issuance to register the shares issuable upon conversion and to reserve sufficient shares for conversion, calculated at twice the amount based on the lowest historical trading price or 75% of the lowest average daily trading price over the prior 30 trading days. The Note includes covenants regarding corporate existence, SEC reporting, and a right of first refusal for the Holder on future debt or equity offerings for 12 months, as well as a most favored nation clause.

Events of default under the Note include failure to pay principal or interest, breach of covenants, bankruptcy, delisting, or failure to maintain SEC reporting status, among others. Upon an event of default, the Note becomes immediately due and payable, and the interest rate increases to 18% per annum.

The issuance of the Note was made in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D. The Company is a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and the availability of Rule 144 for resale of the shares issuable upon conversion is subject to certain conditions.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Note is incorporated herein by reference. The issuance of the Note and the potential issuance of Common Stock upon conversion will be exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D, as the Holder is an accredited investor and no general solicitation or advertising was used in connection with the offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.3	Convertible Promissory Note, dated May 20, 2025, issued by NFiniTi Inc. to RH2 Equity Partners
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFiniTi Inc.

Date: May 20, 2025	By:	/s/ Brian Johnston
	Name:	Brian Johnston
	Title:	Chief Executive Officer

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